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                                                                     EXHIBIT 16

EISNER                                      Eisner LLP
                                            Accountants and Advisors

                                            750 Third Avenue
                                            New York, NY  10017-2703
                                            Tel. 212.949.8700  Fax 212.891.4100
                                            www.eisnerllp.com


April 29, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Delcath Systems, Inc.

We have read the statements that we understand Delcath Systems, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of accountants. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.


/s/ Eisner LLP

Eisner LLP